UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒	Emerging growth company.
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 28, 2022, VineBrook Homes Trust, Inc. (the “Company”) sent a notice (the “Call Right Notice”) to VineBrook Homes, LLC (the “Manager”), the current external manager of the properties (the “Portfolio”) owned by the Company through its operating partnership VineBrook Homes Operating Partnership, L.P. (the “Operating Partnership”), notifying the Manager of its intention to exercise its call right under that certain Amended and Restated Side Letter, dated July 31, 2020, by and among the Company, the OP, the Manager and the other parties thereto (the “Side Letter”).

On March 9, 2023, Operating Partnership entered into a letter agreement (the “Letter Agreement”) with VineBrook Management, LLC, VineBrook Development Corporation, VineBrook Homes Property Management Company, Inc., VineBrook Homes Realty Company, Inc., VineBrook Homes Services Company, Inc. and certain individuals set forth therein (collectively, the “Contributors”) and Dana Sprong, solely in his capacity as the representative of the Contributors pursuant to which the Operating Partnership and the Contributors agreed to a form of contribution agreement (the “Contribution Agreement”) to effectuate the acquisition of the Manager pursuant to the Call Right Notice to be entered into as promptly as practicable following the effectiveness of a consent and sixth amendment to the credit agreement by and among the Operating Partnership, certain subsidiaries of the Operating Partnership as subsidiary borrowers, KeyBank National Association, a national banking association (in its individual capacity and as administrative agent), and the other lenders party thereto (the “Consent”).

Pursuant to the Letter Agreement, the Operating Partnership agreed to use reasonable best efforts to obtain the Consent as soon as possible, and the Operating Partnership and the Contributors agreed to enter into the Contribution Agreement and close the transactions contemplated thereby, including the acquisition of the Manager (the “Closing”), as promptly as practicable following the effectiveness of the Consent and in any event, no later than one business day thereafter. Following the Closing, the Manager will become a wholly owned subsidiary of the Partnership and the Portfolio will be internally managed.

Under the Call Right Notice, the purchase price for the acquisition of the Manager was fixed at $20.3 million based on May 30, 2022 data, subject to customary post-Closing working capital adjustments in the Contribution Agreement. Pursuant to the Letter Agreement, the Operating Partnership and the Contributors also agreed that March 9, 2023 would be used for purposes of calculating the closing consideration payable to the Contributors.

The Contributors also agreed to cause the Company to conduct its business in the ordinary course, unless otherwise consented to by the Operating Partnership, until the termination of the Letter Agreement or the Closing.

The Letter Agreement may be terminated by the Contributors, in their sole discretion, if the Closing does not occur by March 23, 2023. Termination of the Letter Agreement will not terminate the Side Letter.

There can be no assurance that the Consent will be obtained or that the Contribution Agreement will be executed and the acquisition of the Manager will be consummated.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “to enter into,” “expect,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the expected obtainment of the Consent, execution of the Contribution Agreement and the Closing. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the duration and severity of the COVID-19 pandemic and resulting global economic, financial and healthcare system disruptions, risks associated with the ongoing war between Russian and Ukraine, related sanctions imposed against Russia, and related economic, financial and geopolitical disruption, as well as those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 13, 2023
VineBrook Homes Trust, Inc.
By:	/s/ Brian Mitts
Name: Brian Mitts
Title: President, Chief Financial Officer, Assistant Secretary and Treasurer